UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2007

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

MICHIGAN	0-17988	38-2367843
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Lesher Place Lansing, Michigan	48912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 517-372-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On August 27, 2007 Neogen Corporation (Neogen) issued a press release announcing that on August 24, 2007 it had purchased the operating assets of Brandon, South Dakota based Kane Enterprises, Inc. (Kane). Assets acquired consisted of accounts receivable, inventory, equipment and intangibles, less certain trade accounts payable assumed. Neogen expects to relocate the business to Lexington Kentucky and integrate it with its Animal Safety division. There was no prior relationship between Kane and Neogen.

Consideration for the purchase, which was determined through arms length negotiations and subject to certain additional post closing adjustments and accruals for transaction costs, was $5.8 million in cash. The source of the consideration was Neogen Corporation cash balances.

A copy of the press release is attached as Exhibit 99.1 to this report.

ITEM 9.01.	Financial Statement and Exhibits

Financial statements and pro forma financial statements of the businesses acquired are not required and, therefore, have been omitted.

(a) Exhibit 10.9—Asset Purchase Agreement between Neogen Corporation and Kane Enterprises, Inc. and A. Kevin and Robyn A. Kane dated August 24, 2007.

(b) Exhibit 99.1—Press Release dated August 27, 2007 announcing Neogen Corporation’s acquisition of the operating assets of Kane Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION
(Registrant)
Date: August 29, 2007
/s/ Richard R. Current
Richard R. Current
Vice President & CFO